UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 6, 2013

SEMILEDS CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-34992	20-2735523
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3F, No.11 Ke Jung Rd., Chu-Nan Site, Hsinchu Science Park, Chu-Nan 350, Miao-Li County, Taiwan, R.O.C.	350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +886-37-586788

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 6, 2013, SemiLEDs Corporation (the “Company”) received a  letter from The NASDAQ Stock Market notifying the Company that it is not in compliance with the minimum bid price requirement set forth in Nasdaq Listing Rule 5450(a)(1) for continued listing on the Nasdaq Global Select Market. The Nasdaq Listing Rules require listed securities to maintain a minimum bid price of $1.00 per share and, based on the closing bid price for the last 30 consecutive business days, the Company no longer meets that requirement.  The notification letter does not impact the Company’s listing on the Nasdaq Global Select Market at this time.  In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has been provided 180 calendar days, or until August 5, 2013, to regain compliance with Nasdaq Listing Rule 5450(a)(1).  To regain compliance, the Company’s common stock must have a closing bid price of at least $1.00 for a minimum of 10 consecutive business days.  In the event the Company does not regain compliance by August 5, 2013, the Company may be eligible for additional time.

Item 5.02.                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 6, 2013, immediately following the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company and the election of the four incumbent directors, as further described in Item 5.07 below, the Board of Directors elected Arthur del Prado as a director of the Company.  There is no arrangement or understanding between Mr. del Prado and any other person pursuant to which Mr. del Prado was selected as a director and no information in respect of related party transactions, as defined in Item 404(a) of Regulation S-K, required to be disclosed.  For his service as a director, Mr. del Prado will receive an annual cash retainer of $50,000 paid in quarterly installments.  He has also received an initial grant of 70,422 restricted stock units (“RSUs”) (a value of $50,000), which fully vests on the earlier of the date of the next annual meeting or the one-year anniversary of the grant date, subject to continued service through the vesting date; provided that any unvested RSUs will fully vest if the Company is subject to a change in control during his service.

Mr. del Prado has been named to the Audit Committee.  For such committee service, Mr. del Prado will receive an annual cash retainer of $7,500 paid in quarterly installments.

With the election of Mr. del Prado and his appointment to the Audit Committee, the Company’s Audit Committee meets the requirements of Nasdaq Listing Rule 5605(c)(2)(A), being comprised of at least three members that meet specified criteria.

Item 5.07                   Submission of Matters to a Vote of Security Holders.

On February 6, 2013, the Company held its Annual Meeting.  At the Annual Meeting, holders of the Company’s common stock voted on two proposals: (1) to elect four directors to hold office until the 2014 Annual Meeting of Stockholders and (2) to ratify the appointment of KPMG (Taiwan) as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2013.

The final votes cast on the two proposals were as follows:

Proposal 1:

The following individuals were elected to serve as directors for a one-year term ending with the 2014 Annual Meeting of Stockholders by the votes as set forth in the following table:

	Votes For	Votes Withheld	Broker Non-Votes

Trung T. Doan	21,009,623	121,440	4,674,617
Dr. Edward Hsieh	21,002,905	128,158	4,674,617
Dr. Jack Lau	21,002,905	128,158	4,674,617
Scott R. Simplot	20,577,835	553,228	4,674,617

Proposal 2:

The appointment of KPMG (Taiwan) as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2013 was ratified by the votes set forth in the following table:

Votes For	Votes Against	Abstain	Broker Non-Votes (1)

25,514,140	270,253	21,287	0

(1)  This proposal constituted a routine matter.  Therefore, brokers were permitted to vote on this proposal without receipt of instructions from beneficial owners.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 7, 2013

SemiLEDs Corporation

	By:	/s/ Trung T. Doan

	Name:	Trung T. Doan
	Title:	Chairman, Chief Executive Officer and President